UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
 SECURITIES EXCHANGE ACT OF 1934

Date of Report: May 15, 2009

  CUMMINS INC.
(Exact name of registrant as specified in its charter)

Indiana (State or other Jurisdiction of Incorporation)	1-4949 (Commission File Number)	35-0257090 (I.R.S. Employer Identification No.)

500 Jackson Street
P. O. Box 3005
Columbus, IN  47202-3005
(Principal Executive Office)  (Zip Code)

Registrant's telephone number, including area code:  (812) 377-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

At the Company's Annual Meeting of Shareholders held on May 12, 2009, shareholders voted to approve an amendment of the Company's 2003 Stock Incentive Plan, the effect of which is to increase the aggregate number of shares of its common stock available as awards in the form of stock options, stock appreciation rights, or performance shares or other rights subject to satisfaction of conditions from ten (10) million to thirteen million five hundred thousand (13.5 million) shares.

Item 8.01.  Other Events

At the Company's Annual Meeting of Shareholders held on May 12, 2009, shareholders voted to approve the election of N. Thomas Linebarger, President and Chief Operating Officer of the Company, as a Director.  J. Lawrence Wilson, who had been a Director of the Company since 1990, retired from the Board of Directors effective with the 2009 Annual Meeting of Shareholders in accordance with provisions of the Company's By-Laws.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 15, 2009

CUMMINS INC.
/s/ Marsha L. Hunt ______________________________ Marsha L. Hunt Vice President - Corporate Controller (Principal Accounting Officer)